LARGAY ELECTED DIRECTOR
                                              OF CANADA SOUTHERN PETE


         CALGARY, Alberta, October 1, 1997 -- Canada Southern Petroleum Ltd. (NASDAQ: CSPLF; Toronto/Boston/Pacific: CSW) said Timothy L. Largay has been elected to the Company's Board of Directors.

         A Canada Southern spokesman said Largay succeeds Charles J. Horne, 71, who had been associated with the Company since its inception in 1950 and retired after 17 years as president last June. He is retiring as a director primarily for health-related reasons.

         Largay, 54, has been a partner of Murtha, Cullina, Richter and Pinney a Hartford, Connecticut law firm, since 1974.



                    Contact: James R. Joyce at (203) 245-7664